SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Third Avenue

Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 547-5900

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 14, 2004, the Company issued a press release announcing that it will receive $24.2 million from a direct placement of 2,755,695 shares of its common stock pursuant to its effective shelf registration statement. Lehman Brothers Inc. served as the lead placement agent in the offering, and Rodman & Renshaw, Inc. and Roth Capital Partners LLC served as co-placement agents in the offering. The sale is expected to close on or about Friday, January 16, 2004. The information contained in the press release dated January 14, 2004 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

The Company filed with the Commission, on January 15, 2004, a prospectus supplement relating to the issuance and sale of the common stock. In connection with the filing of the prospectus supplement with the Commission, the Company is filing the placement agency agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the validity of the common stock as Exhibit 5.1 hereto.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

1.1	Placement Agency Agreement dated as of January 13, 2004.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

99.1	The Registrant’s Press Release dated January 14, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc. (Registrant)

Date: January 15, 2004	By:	/s/ FREDERICK W. DRISCOLL
Frederick W. Driscoll President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Placement Agency Agreement dated as of January 13, 2004.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being registered.

99.1	The Registrant’s Press Release dated January 14, 2004.

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